Exhibit 10.43

May 16, 2016

Mr. Winston J. Churchill, Jr.

SCP Partners

7 Great Valley Parkway

Suite 190

Malvern, PA 19355

Re: Amendment to Extend the Exercise Period of Vested Stock Options

Dear Win:

This letter agreement (the “Letter Agreement”) sets forth the understanding by and between you and Griffin Industrial Realty, Inc., a Delaware corporation (the “Company”), regarding the exercise period with respect to your options to purchase an aggregate of 10,927 shares of the Company’s common stock, par value $0.01 per share (such options, the “Options”) pursuant to the 2009 Stock Option Plan, as amended (the “Stock Option Plan”), and those certain Non-Qualified Stock Option Agreements by and between the Company and you, dated as of May 15, 2017, May 13, 2008, May 12, 2009, May 11, 2010, May 10, 2011, May 17, 2012, May 14, 2013 and May 13, 2014 (the “Stock Option Agreements”) following your Termination of Directorship (as defined in the applicable Stock Option Agreement) on May 10, 2016. For the avoidance of doubt, this Letter Agreement does not apply to your options granted pursuant to those certain Non-Qualified Stock Option Agreements by and between the Company and you, dated as of May 16, 2006 and May 12, 2015. Capitalized terms not defined herein shall have the meanings given to such terms in the Stock Option Plan.

1.     As you are aware, Section 3.3 of each Stock Option Agreement provides that the Options will expire three (3) months following the date of your Termination of Directorship.  Notwithstanding the foregoing, the Board has amended the Options to provide that the Option granted under each Stock Option Agreement shall remain exercisable until the tenth anniversary of the date such Option was granted pursuant to the Board’s authority to amend or modify the terms of the Options pursuant to Section 5.4 of the Stock Option Plan and Section 5.8 of each Stock Option Agreement. Thus, unless exercised sooner:

- Your Option to purchase 1,052 shares granted on May 15, 2007 will expire on May 14, 2017;

- Your Option to purchase 1,176 shares granted on May 13, 2008 will expire on May 12, 2018:

- Your Option to purchase 1,419 shares granted on May 12, 2009 will expire on May 11, 2019:

- Your Option to purchase 1,367 shares granted on May 11, 2010 will expire on May 10, 2020;

- Your Option to purchase 1,452 shares granted on May 10, 2011 will expire on May 9, 2021;

- Your Option to purchase 1,687 shares granted on May 17, 2012 will expire on May 16, 2022;

- Your Option to purchase 1,352 shares granted on May 14, 2013 will expire May 13, 2023; and

- Your Option to purchase 1,422 shares granted on May 13, 2014 will expire on May 12, 2024.

2.     In order to effectuate the foregoing, you agree to execute any additional documents as may be reasonably requested from time to time by the Company.

3.     This Letter Agreement (together with the Stock Option Plan and the Stock Option Agreements) sets forth the entire agreement between you and the Company with respect to the Options. Except as otherwise set forth in this Letter Agreement, the terms of the Stock Option Agreements will remain in full force and effect after the date hereof.

Please indicate your acceptance of the terms and provisions of this Letter Agreement by signing both copies of this Letter Agreement and returning one copy of each to me. The other copy is for your files. By signing below, you acknowledge and agree that you have carefully read this Letter Agreement in its entirety; fully understand and agree to its terms and provisions; and intend and agree that the Letter Agreement is final and legally binding on you and the Company. This Letter Agreement shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflict of laws thereof and may be executed in several counterparts.

Very truly yours,

/s/ MICHAEL S. GAMZON
Michael S. Gamzon
President and Chief Executive Officer

Agreed, Acknowledged and Accepted as of the first date set forth above:

/s/ WINSTON J. CHURCHILL, JR.
Winston J. Churchill, Jr.